Exhibit 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements No. 33-61025 and 333-09131 on Form S-3, and in the Registration Statements No. 33-65439 and 033-09133 on Form S-8 of Del Global Technologies Corp. (formerly Del Electronics Corp.) and subsidiaries, of our report dated October 23, 1996, appearing in this Annual Report on Form 10-K of Del Global Technologies Corp. and subsidiaries for the fiscal year ended August 3, 1996.







S/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


New York, New York
November 12, 1996